Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.10 per share, of Perfect Corp., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 10, 2023.

Alice H. Chang	/s/ Alice H. Chang

DVDonet.com. Inc.	By:	/s/ Liang-Chu Sun
Name: Liang-Chu Sun
Title: Director

World Speed Company Limited	By:	/s/ Liang-Chu Sun
Name: Liang-Chu Sun
Title: Director

GOLDEN EDGE CO., LTD.	By:	/s/ Yi-Chen Huang
Name: Yi-Chen Huang
Title: Director